Exhibit 21.1

Ceridian HCM Holding Inc. – Subsidiaries

Subsidiary	State or other Jurisdiction of formation
Ceridian Global Holding Company Inc.	Delaware
Ceridian HCM, Inc.	Delaware
Ceridian Tax Service, Inc.	Delaware
Ceridian Services LLC	Delaware
Dayforce Talent LLC	Delaware
Ceridian Dayforce Licensing LLC	Delaware
Dayforce Receivables LLC	Delaware
ABR Properties LLC	Florida
Ceridian Cares U.S.	Minnesota
ATI ROW, LLC	Texas
Ceridian Canada Ltd.	Canada
O5 Systems, Inc.	Canada
Ceridian Canada Services Ltd.	Canada
Ceridian Cares	Canada
Ceridian AcquisitionCo ULC	British Columbia
Ceridian Dayforce Corporation	Ontario
Ceridian Dayforce Inc.	Ontario
Ceridian Global UK Holding Company Limited	UK
Ceridian Europe Limited	UK
Ceridian Holdings UK Limited	UK
RITEQ Limited	UK
Ceridian Dayforce México, S. de R.L. de C.V.	Mexico
ADAM HCM MEXICO, S. de R.L. de C.V.	Mexico
Ceridian Dayforce Germany GmbH	Germany
Ceridian Australia Pty Ltd	Australia
Lusworth Pty Limited	Australia
RITEQ Pty Ltd	Australia
Vedelem Pty. Ltd.	Australia
Ceridian APJ Pty Ltd	Australia
Ceridian APJ ACQ Pty Ltd	Australia
Excelity Australia Pty Ltd	Australia
Ascender HCM Pty Limited	Australia

Pacific Payroll Holdings Pty Ltd	Australia
Pacific Payroll Holdings Trust	Australia
Ascender HCM Holdings Pty Ltd	Australia
Pacific Payroll Australia Holdings Pty Ltd	Australia
Pacific Payroll Finance Pty Ltd	Australia
Pacific Payroll Partners Pty Ltd	Australia
Ascender Pay Pty Ltd	Australia
Ascender HCM Australia Pty Ltd	Australia
NIS Holdings Australia Pty Ltd	Australia
The Association for Payroll Specialists Pty Ltd	Australia
Australian Payroll Services Pty Ltd	Australia
NIS Operations Australia Pty Ltd	Australia
Preceda Holdings Pty Ltd	Australia
Ascender Cloud Services Pty Ltd	Australia
Neller Employer Services Pty Ltd	Australia
Ascender Pay ANZ Pty Ltd	Australia
Ascender HCM PS Pty Ltd	Australia
Ascender PST Pty Ltd	Australia
Ascender PeopleStreme Australia Pty Ltd	Australia
Ascender PeopleStreme Software Pty Ltd	Australia
Ascender PeopleStreme Pty Ltd	Australia
Pacific Payroll International Holdings Pty Ltd	Australia
Pacific Payroll International Holdings Trust	Australia
Pacific Payroll International Pty Ltd	Australia
Pacific Payroll International Trust	Australia
Ascender Pay Pty Ltd - PNG Branch	Australian company registered in Papua New Guinea as a branch
Ceridian New Zealand Limited	New Zealand
Ascender HCM New Zealand Limited	New Zealand
Ceridian (Mauritius) Ltd	Mauritius
Ceridian (Mauritius) Learning Centre Ltd	Mauritius
Ceridian Dayforce Ireland Limited	Ireland
Excelity Global Solutions Pte Ltd	Singapore
Excelity Singapore Pte Ltd	Singapore
Pacific Payroll Partners Singapore Pte Ltd	Singapore
Ceridian Dayforce Singapore Pte. Ltd.	Singapore
Ascender HCM Asia Pte Ltd - Philippines ROHQ	Singapore company registered in the Philippines as a branch
Ceridian Dayforce Singapore Pte Ltd - Taiwan Branch	Singapore company registered in Taiwan as a branch
Excelity Philippines, Inc.	Philippines

i-Zapp Cebu Corporation	Philippines
Talent2 HRBPO Corporation	Philippines
Zapper Philippines BPO Inc.	Philippines
Ascender Capital (Thailand) Co., Ltd.	Thailand
Ascender (Thailand) Co Ltd	Thailand
Payfront Technologies India Private Limited	India
Ascender India Private Limited	India
Excelity HCM Solutions SDN. BHD.	Malaysia
iZapper Sdn Bhd	Malaysia
Ascender HCM Malaysia Sdn. Bhd.	Malaysia
Pinfeng (Shanghai) Information Technology Co. Ltd.	China
YI Sai (Shanghai) Human Resources Management Co., Ltd.	China
Zapper Services Consultancy (Shanghai) Limited	China
Ascender Japan KK	Japan
Ascender Korea Limited	Korea
Ascender HK Limited	Hong Kong
Zapper (Vietnam) Co Ltd	Vietnam
Ceridian National Trust Bank (in organization)	The Office of the Comptroller of the Currency